UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
 (Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 209-4199

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2013, Longwei Petroleum Investment Holding Limited (the “Company”) received notice from the NYSE MKT that the Company is not in compliance with Section 801(h) of the NYSE MKT Company Guide (the “Company Guide”) in that at least 50% of the directors on the Company’s Board of Directors are not independent and Section 803(B)(2)(c) of the Company Guide in that the Company has only one out of the requisite two members on its audit committee.  The Company’s non-compliance with these Sections is a result of the resignations of its former independent directors, Douglas Cole and Xue Xiaoping, as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2013.

Pursuant to Section 802(b) of the Company Guide, the Company has until the earlier of its next annual shareholders’ meeting or one year from the event that caused the failure to comply to regain compliance with NYSE MKT’s board independence requirements (provided, however, that if the annual shareholders’ meeting occurs no later than 180 days following the event that caused the failure to comply, the Company shall have 180 days from the date of such event to regain compliance).

Pursuant to Section 803(B)(6)(b), the Company will have until the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply to regain compliance with NYSE MKT’s audit committee composition requirement, provided, however, that if the Company’s annual shareholders’ meeting occurs no later than 75 days following the event that caused the failure to comply, the Company shall instead have 75 days from the date of such event to regain compliance.

NYSE MKT has notified the Company that it will be included in the list of issuers that are not in compliance with the NYSE MKT’s continued listing standards within five days from the date of such notice.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release Dated February 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LTD.

Date: February 12, 2013	/s/ Michael Toups
Michael Toups
Chief Financial Officer